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PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.



        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:
                                                                                   FOR              AGAINST           ABSTAIN
1.        To approve or disapprove an Agreement and Plan of  Reorganization        [ ]                [ ]               [ ]
          (the "Plan")  providing for the  acquisition of all of the assets of Growth  Fund  ("Growth")  by Blue Chip Growth Fund ("Blue Chip
          Growth"),  a series of VALIC Company I, in exchange for shares of
          Blue Chip  Growth and the  assumption  by Blue Chip Growth of all of  the  liabilities  of  Growth.  The  Plan  also  provides  for distribution  of these shares of Blue Chip Growth to shareholders of Growth in liquidation and subsequent  termination of Growth. A vote in favor  of the Plan is a vote in favor of the  liquidation and dissolution of Growth.


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                                   PLEASE SIGN AND DATE ON THE REVERSE SIDE.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
MEMBER AMERICAN INTERNATIONAL GROUP INC.
P.O. BOX 9132
HINGHAM, MA 02043-9132













                                              GROUP AUTHORIZATION CARD
                                THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

This Group Authorization Card allows you to instruct us to accept voting instructions from participants under the Contract owned by your group. If you agree to let your individual participants give us voting instructions for the proposals in this proxy statement, please sign below and return this card in the enclosed postage-paid envelope.

The undersigned hereby instructs The Variable Annuity Life Insurance Company Separate Account A to vote all shares of the Growth Fund of VALIC Company I which are attributable to the Group Contract, pursuant to the instructions received from individual participants, at the Special Meeting of Shareholders to be held in [Meeting Room 1] of The Wooden Tower Building, 2919 Allen Parkway, Houston, Texas 77019 on Thursday, August 26,2004, at 10:00 a.m., Central Time and at any adjournment thereof.

                                       PLEASE SIGN, DATE AND RETURN THIS GROUP
                                       AUTHORIZATION CARD IN THE ENCLOSED
                                       POSTAGE-PAID ENVELOPE.



                          Date: __________________________________________

                          Signature: ______________________________________

                          Print Name: ____________________________________

                          Title: __________________________________________

                          Telephone #: ____________________________________

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
MEMBER AMERICAN INTERNATIONAL GROUP INC.
P.O. BOX 9132
HINGHAM, MA 02043-9132




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GROWTH FUND
                                                                                                           GROUP AUTHORIZATION CARD
                                                                                        THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

This Voting or Group Authorization Card allows you to instruct us to accept voting instructions from participants under the
Contract owned by your group. You may agree to let your individual participants give us voting instructions for the proposals in this proxy statement, or you may give voting instructions on behalf of participants. Please check the appropriate box to reflect your choice, sign, and return this card in the enclosed postage-paid envelope.

The undersigned hereby instructs The Variable Annuity Life Insurance Company Separate Account A to vote all shares which are attributable to the Group Contract, pursuant to the instructions received from the group or individual participants. at the
Special Meeting of Shareholders and any adjournments of the Special Meeting.

With respect to those shares for which instructions have not been received by the separate Account, the Separate Account will cast shares in the affirmative or the negative, or in abstention, in the same proportion as those shares for which instructions have been received by the Separate Account. Only shareholders of record at the close of business on June 18, 2004 are entitled to vote at the meeting and any adjournments thereof.


                                                                                Date:  ____________________________________

                                                                                        PLEASE SIGN, DATE AND RETURN THIS GROUP
                                                                                        AUTHORIZATION CARD IN THE ENCLOSED
                                                                                        POSTAGE-PAID ENVELOPE.



                                                                                SIGNATURE ___________________________________

                                                                                PRINT NAME __________________________________

                                                                                TITLE _________________________________________

                                                                                TELEPHONE # ___________________________________

                                                                                VOTING/GROUP AUTHORIZATION


                                                                                [   ]   Check here to vote only and vote on
                                                                                        reverse side.

                                                                                [   ]   Check here to authorize only and DO NOT
                                                                                        VOTE ON REVERSE SIDE.


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PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:                     FOR             AGAINST         ABSTAIN

1.     To approve or  disapprove an Agreement  and Plan of  Reorganization  (the          [ ]               [ ]             [ ]
       "Plan")  providing  for the  acquisition  of all of the  assets of Growth
       Fund  ("Growth") by Blue Chip Growth Fund ("Blue Chip Growth"),  a series of VALIC  Company I, in  exchange  for shares of Blue Chip Growth and the assumption by Blue Chip Growth of all of the  liabilities of Growth.  The
       Plan also provides for  distribution  of these shares of Blue Chip Growth to shareholders  of Growth in liquidation  and subsequent  termination of
       Growth.  A  vote  in  favor  of  the  Plan  is a  vote  in  favor  of the liquidation and dissolution of Growth.


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                              PLEASE SIGN AND DATE ON THE REVERSE SIDE.